UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                   June 19, 2003
                                                                   -------------


                              INSITUFORM EAST, INC.
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                                    Delaware
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                 (State or other jurisdiction of incorporation)



       0-10800                                                   52-0905854
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(Commission File Number)                       (IRS Employer Identification No.)



3421 Pennsy Drive, Landover, Maryland                           20785-1608
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(Address of principal executive offices)                        (Zip Code)



               Registrant's telephone number including area code:
                              (301) 386-4100 (tel)
                              (301) 386-2444 (fax)


                                      None
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          (Former name or former address, if changed since last report)


Item 5.    Other Events.

           See press release of the registrant dated June 19, 2003 attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2003
                                                 INSITUFORM EAST, INCORPORATED
                                                 -------------------------------
                                                 (Registrant)


                                                  By: /s/ Robert W. Erikson
                                                  ------------------------------
                                                  Robert W. Erikson
                                                  President

                                                                  PRESS RELEASE
                                                          For Immediate release


                 INSITUFORM EAST ANNOUNCES AGREEMENT FOR SALE OF
                 ASSETS AND BUSINESS TO INSITUFORM TECHNOLOGIES

     LANDOVER, MD, June 19, 2003 - INSITUFORM EAST,  INCORPORATED ("EAST") (OTC:
INEI) today announced that it has entered into an Asset Purchase Agreement with Insituform Technologies, Inc. ("ITI") (Nasdaq National Market: INSU) of Chesterfield, MO, providing for the sale to ITI of substantially all of EAST's non-real estate assets and on-going business, including EAST's Insituform(R) and NuPipe(R) licenses. The purchase price of $5.5 million is payable in cash at closing, subject to adjustment and to a 10% escrow. The closing of the sale to ITI, which is expected to occur by the end of August 2003, is subject to certain customary conditions, which include a requirement that EAST provide notice of the sale to its stockholders. EAST's controlling stockholder, CERBERONICS, Inc., a wholly owned subsidiary of CERBCO, Inc. (OTC: CERB), has provided a written consent to the sale. Therefore, pursuant to Delaware law, no further action by EAST's stockholders is required or will be sought.

     The Asset Purchase Agreement provides, among other things, for the purchase by ITI of (i) certain of EAST's operating vehicles, equipment and inventories,
(ii) all of East's ongoing contracts (other than those of Try-Tek Machine Works, Inc., a wholly owned subsidiary of EAST) and (iii) EAST's Insituform(R) and NuPipe(R) licenses. Five hundred and fifty thousand dollars of the purchase price will be escrowed for a period of one year (subject to extension under certain circumstances) to cover certain potential claims by ITI under the Asset Purchase Agreement, including claims under certain provisions of the Asset Purchase Agreement relating to events between execution and closing and during the post-closing escrow period. EAST will retain all of its real estate assets, as well as non-real estate assets, with a book value of approximately $8.9 million not purchased by ITI as well as all of its pre-sale liabilities.

     Following completion of the sale of assets to ITI, EAST intends to undertake consideration, in due course, of one or more transactions designed to maximize stockholder value. Management currently anticipates that such a transaction may take the form of a dissolution of the corporation, the liquidation of its remaining assets, and the ultimate distribution to stockholders of any assets remaining after satisfaction of EAST's liabilities, including personnel termination and related costs, sale transaction expenses and final liquidation costs. Any such dissolution and plan of distribution of assets would be subject to approval by both EAST's Board of Directors and its stockholders. The Company is not currently able to estimate the time that might be required to decide upon a future course of action or, if it elects to liquidate, the time required to obtain stockholder approval for, or to effect, such a liquidation, or the amount of residual assets, if any, that ultimately may be available for distribution to stockholders. However, under the terms of the Asset Purchase Agreement, no distribution to stockholders may be made until at least one year following the closing of asset sale.

     EAST expects to file with the Securities and Exchange Commission and provide to its stockholders an Information Statement and related documents describing the sale of assets to ITI. Investors may obtain copies of the Information Statement, when it becomes available, by contacting EAST's Corporate Secretary at 3421 Pennsy Drive, Landover, Maryland 20785-1608 (Telephone: (301) 386-4100) or from the SEC's website, at www.sec.gov.

     Upon the closing of the asset sale, ITI will have completed the acquisition of the businesses of all of its North American Insituform(R) licensees, initially commenced by ITI in 1991.

     EAST's Insituform(R) brand cured-in-place pipe ("CIPP") rehabilitation process utilizes custom-manufactured unwoven polyester fiber felt tubing, with an elastomeric coating on the exterior surface. The flat, pliable tube is later impregnated with a liquid thermosetting resin and the resin-saturated material is inserted in the pipe through an existing manhole or other access point. Using a temporary inversion duct and cold water pressure, the material is turned inside out as it is forced through the pipeline. When the inverted and inflated tube is fully extended, the cold water is recirculated through a heat-exchange unit. The heated water cures the thermosetting resin to form a new, hard, jointless, impact and corrosion resistant cured-in-place pipe within the original pipe. Lateral or side connections are then reopened by use of a remotely controlled cutting device.

     Statements in this press release that are not historical fact including, without limitation, statements as to the Company's agreement to sell substantially all of its non-real estate assets, as well as its future plans, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that are subject to change at any time and from time to time. Factors that could cause actual results or developments to differ materially from those described in or contemplated or implied by such forward-looking statements include, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, that the transactions contemplated by the Asset Purchase Agreement will not be consummated in a timely manner or at all and the risk that ITI will make claims against the portion of the purchase price placed in escrow or otherwise, as well as other risks and uncertainties that are described in the Company's filings with the Securities and Exchange Commission.

                                      * * *

Contact: Robert W. Erikson                           George Wm. Erikson
         President                                   Chairman
         (301) 386-4100                              (301) 386-4100